Exhibit 10.36

Lease Agreement between CFH Realty II/Glenville, L.P. and Avanex Corporation for the building at 1801 N. Glenville Drive, Richardson, Texas dated August 9, 2000.

Lease Date:

July 24, 2000

Tenant:

Avanex Corporation, a Delaware corporation

Tenant's Address:

1801 N. Glenville Drive Richardson, Texas 75081

Landlord: CFH Realty II/Glenville, L.P., a Texas limited partnership

Landlord's Address:                                with a copy to:
                    CFH Realty II/Glenville, L.P.  Stream Realty Partners, L.P.
                    c/o Crow Holdings              9101 North Central Expressway
                    2100 McKinney Avenue,          Suite 100
                    Suite 1420                     Dallas, Texas 75231
                    Dallas, TX 75201               Attn.: Property Manager
                    Attn.: J. Coe Juracek

Premises: Approximately 43,655 rentable square fee ("PREMISES") comprising the entire two-story office building (the "BUILDING") located on that certain real property commonly known as 1801 N. Glenville Drive, Richardson, Dallas County, Texas, as more particularly described on Exhibit A (the "LAND").

Term: 120 months, commencing 60 days after delivery of the Base Building (as defined in Exhibit D) (the "COMMENCEMENT DATE") and ending at 5:00 p.m. 120 months after the Commencement Date, subject to adjustment and earlier termination as provided in the Lease. Tenant has the right to extend the Term in accordance with Exhibit F.

Lease Year: The 12 month period commencing on the Commencement Date and ending 12 months less 1 day thereafter, and each anniversary of the date such period commenced, or, for any period in which fewer than 12 months remain in the Term after any such anniversary, the period commencing on such anniversary date through the last day of the Term.

Basic Rental: $67,301.46 per month (net of utilities), which is based on an annual Basic Rental of $18.50 per rentable square foot for months 1-60 and $71,848.85 per month (net of utilities), which is based on an annual Basic Rental of $19.75 per rentable square foot for months 61-120.

Security Deposit: $71,848.85.

Rent: Basic Rental, Utility Costs, Excess, and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use: General office and light assembly use, subject to applicable zoning restrictions.

Expense Stop: $4.23 per square foot.

Initial

Liability Insurance

Amount: $5,000,000

Maximum $12.00 per rentable square foot, plus up to and Construction additional $40,000.00 for the construction of the Allowance: 2nd floor restrooms.

Credit Enhancement: $1,250,000 Letter of Credit for Lease Years 1-5; $1,000,000 Letter of Credit for Lease Year 6; $750,000 Letter of Credit for Lease Year 7; $500,000 Letter of Credit for Lease Year 8; $250,000 Letter of Credit for Lease Year 9.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

CFH REALTY II/GLENVILLE, L.P., a Texas limited partnership

By: CH Realty Investors II GP, LLC, a Delaware limited liability company, General Partner

By: Crow Holdings Managers, L.L.C., a Texas limited liability company, Manager

By: /s/ CAROL KREDITOR

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Name: Carol Kreditor

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Title: Vice President

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TENANT:

AVANEX CORPORATION, a Delaware corporation

By: /s/ JESSY CHAO

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Name:

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Title:

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TABLE OF CONTENTS

                             LIST OF DEFINED TERMS

                                                                            Page

Affiliate...................................................................   6

Annual Cost Statement....................................................... C-1

Authorities.................................................................  11

Basic Lease Information.....................................................   1

Basic Cost.................................................................. C-1

Building....................................................................   i

Commencement Date...........................................................   i

Construction Allowance...................................................... D-2

Deed of Trust............................................................... G-1

Event of Default............................................................   8

Excess...................................................................... C-1

Expense Stop................................................................ C-1

Initial Liability Insurance Amount..........................................   5

Land........................................................................   i

Landlord....................................................................   1

Landlord.................................................................... G-1

Landlord's Mortgagee........................................................   6

Laws........................................................................  11

Lease.......................................................................   1

Lease....................................................................... G-1

Lender...................................................................... G-1

Letter of Credit............................................................  13

Loan........................................................................ G-1

Loss........................................................................   6

Mortgage....................................................................   6

Parking Facilities.......................................................... E-1

Permitted Transfer..........................................................   5

Premises....................................................................   i

Primary Lease...............................................................   6

Property.................................................................... G-1

substantial completion...................................................... D-2

substantially complete...................................................... D-2

Taxes....................................................................... C-1

Tenant......................................................................   1

Tenant...................................................................... G-1

Total Construction Costs.................................................... D-2

Transfer....................................................................   4

Utility Costs...............................................................   1

Work........................................................................ D-1

LEASE

THIS LEASE (this "LEASE") is entered into this ___ day of July, 2000, between CFH Realty II/Glenville, L.P., a Texas limited partnership ("LANDLORD"), and Avanex Corporation, a Delaware corporation ("TENANT").

DEFINITIONS AND BASIC PROVISIONS

1. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM

        3.  If the Commencement Date is not the first day of a calendar month,

then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (i) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (ii) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date), (iii) Landlord shall not be in default hereunder or be liable for damages therefor, and (iv) Tenant shall accept possession of the

Premises when Landlord tenders possession thereof to Tenant. By occupying the

Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter). If Landlord has not delivered the Base Building on or before

December 31, 2000, Tenant may terminate this Lease upon notice to Landlord prior to the date Landlord delivers the Base Building to Tenant.

RENT

        4.  (a) PAYMENT. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease,

including the amounts set forth in Exhibit C, without deduction or set off, at

Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided,

shall be payable monthly in advance. The first monthly installment of Basic

Rental shall be payable contemporaneously with the execution of this Lease;

thereafter, monthly installments of Basic Rental shall be due on the first day of the second calendar month immediately following the earlier to occur of (i)

sixty (60) days after the Lease Date and (ii) the date Tenant occupies the

Premises, which installment shall also contain any prorated amounts due if such date does not fall on the first day of said month. Monthly installments shall continue on the first day of each succeeding calendar month during the Term.

Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement

Date.

           (b) UTILITY COSTS. All utilities, including without limitation, the

Building water (both hot and cold) and electricity (to include cost of electricity for Landlord to provide HVAC) will be separately metered in

TENANT'S name and Tenant shall pay the cost of all utilities used by the

Building ("UTILITY COSTS"). The Utility Costs shall be payable directly to the provider of such utility.

DELINQUENT PAYMENT;

        5.  All payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of the Prime Rate (as defined in Section

18.(a)) or the maximum lawful rate. Alternatively, Landlord may charge

HANDLING              Tenant a fee equal to 5% of any delinquent payment to

CHARGES               reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency within 5 days

                      after Landlord has delivered to Tenant written notice of

                      such delinquency; however, after Landlord has notified

                      Tenant of a delinquency twice during the Term, Landlord

                      may, without delivering to Tenant notice of such

                      delinquency, charge Tenant such 5% fee immediately upon

                      any future delinquency. In no event, however, shall the

                      charges permitted under this Section 5 or elsewhere in

                      this Lease, to the extent the same are considered to be

                      interest under applicable law, exceed the maximum lawful

                      rate of interest.

SECURITY                   6. Contemporaneously with the execution of this

DEPOSIT               Lease, Tenant shall pay to Landlord, in immediately

                      available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under

                      this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon

                      an Event of Default (defined below). Landlord may, from

                      time to time and without prejudice to any other remedy,

                      use all or a part of the Security Deposit to perform any

                      obligation which Tenant was obligated, but failed, to

                      perform hereunder. Following any such application of the

                      Security Deposit, Tenant shall pay to Landlord on demand

                      the amount so applied in order to restore the Security

                      Deposit to its original amount. Within a reasonable time

                      after the Term ends, provided Tenant has performed all of

                      its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy

                      Tenant's obligations. If Landlord transfers its interest

                      in the Premises, then Landlord may assign the Security

                      Deposit to the transferee and Landlord thereafter shall

                      have no further liability for the return of the Security

                      Deposit.

LANDLORD'S                 7. (a) SERVICES. Subject to the provisions of Section

OBLIGATIONS           4.(b), Landlord shall use all reasonable efforts to

                      furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the

                      Building; (ii) heated and refrigerated air conditioning

                      which is currently provided 24 hours per day, at such

                      temperatures and in such amounts as are reasonably

                      considered by Landlord to be standard; however, Landlord

                      reserves the right to change such service to provide heat

                      and refrigerated air conditioning to such times as

                      reasonably considered by Landlord to be standard; (iii)

                      janitorial service and maintenance to the outside of the

                      Building and Parking Facilities (as hereinafter defined)

                      on weekdays other than holidays for Building-standard

                      installations (Landlord reserves the right to bill Tenant

                      separately for extra janitorial service required for

                      non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably

                      required; (iv) elevators for access to the second floor in common with other tenants, if applicable, provided that

                      Landlord may reasonably limit the number of elevators to

                      be in operation at times other than during customary

                      business hours and on holidays; (v) replacement of

                      Building-standard light bulbs and fluorescent tubes,

                      provided that Landlord's standard charge for such bulbs

                      and tubes shall be paid by Tenant; and (vi) electrical

                      current to the Building during all hours other than for

                      computers (other than personal computers), electronic data processing equipment, special lighting, equipment that

                      requires more than 110 volts, or other equipment whose

                      electrical energy consumption exceeds normal office usage.

                      Landlord shall maintain the common areas of the Building

                      in reasonably good order and condition. If Tenant desires

                      any of the services specified in this Section 7.(a) at any time other than times herein designated, as may be changed from time to time, such services shall be supplied to

                      Tenant upon the written request of Tenant delivered to

                      Landlord before 3:00 p.m. on the business day preceding

                      such extra usage, and Tenant shall pay to Landlord the

                      cost of such services within 10 days after Landlord has

                      delivered to Tenant an invoice therefor.

                              (b) DISCONTINUANCE. Landlord's obligation to

                      furnish services under Section 7.(a) shall be subject to

                      the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than 30-days' prior written notice to Tenant,

                      discontinue any such service to the Premises, provided

                      Landlord first arranges for a direct connection thereof

                      through the supplier of such service. Tenant shall,

                      however, be responsible for contracting with the supplier

                      of such service and for paying all deposits for, and

                      Landlord shall pay all costs relating to the installation

                      of such service.

(c)  RESTORATION OF SERVICES; ABATEMENT. Landlord shall

               use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render

               Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty,

               or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if

               Tenant is prevented from making reasonable use of the Premises for more than 30 consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 30-day period) that Tenant is

               so-prevented from making reasonable use of the Premises.

IMPROVEMENTS;       8.  (a) IMPROVEMENTS; ALTERATIONS. Initial Improvements to

ALTERATIONS;   the Premises, shall be installed in accordance with Exhibit D.

REPAIRS;       Improvements to the Premises shall be installed at the expense

MAINTENANCE    of Tenant only in accordance with plans and specifications submitted to and approved in writing by Landlord. After the initial Tenant Improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant may, subject to applicable law and

               Landlord's reasonable approval and management, install signage at the Premises. All alterations, additions, or improvements

               (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant.

               Approval by Landlord of any Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of

               Landlord as to the adequacy or sufficiency of such drawings,

               plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder.

               Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities

               Act of 1990 ("ADA") or other applicable laws pertaining to accessibility of the Premises by disabled or handicapped persons,

               and all rules, regulations, and guidelines promulgated

               thereunder, as the same may be amended from time to time,

               necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by

               Tenant's use of the Premises (other than retrofit work to the

               Building that is outside the Premises whose cost has been

               particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises, including the Work (as defined in Exhibit D) or in other areas of the Building. Notwithstanding the foregoing,

               Tenant shall have the right to construct non-structural

               alterations and improvements to the Premises without Landlord's prior approval, if the cost of any alteration project does not exceed $25,000. Upon Tenant's written request delivered with notice to Landlord of, or request for consent from Landlord for,

               improvements or alterations, Landlord shall advise Tenant in writing whether Landlord will require Tenant to remove any alterations or improvements upon termination of this Lease.

               Tenant's furniture, equipment and other personal property

               installed in the Premises shall at all times be Tenant's

               property, and Tenant may remove any or all of such property from the Premises at any time and from time to time provided that

               Tenant repairs all damages caused by such removal.

                        (b) REPAIRS; MAINTENANCE. Tenant shall maintain the

               Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Landlord shall, at its own expense,

               maintain the structure and foundation of the Building and

               Landlord shall, subject to reimbursement by Tenant as provided in

               Exhibit C, maintain the roof of the Building and the electrical,

               mechanical, plumbing and HVAC systems of the Building. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or

               Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at

               Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at

               Tenant's cost. The cost of any repair or replacement work

               performed by Landlord under this Section 8 shall be paid by

               Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

                       (c)  PERFORMANCE OF WORK. All work described in this

               Section 8 shall be performed only by Tenant or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing,

               electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                       (d)  MECHANIC'S LIENS. Tenant shall not permit any

               mechanic's liens to be filed against the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within 10 days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other

               security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within 10 days after Landlord has delivered to Tenant an invoice therefor.

                   9.   Tenant shall continuously occupy and use the Premises

               only for the Permitted Use and shall comply with all laws,

               orders, rules, and regulations relating to the Permitted Use,

               condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates

               extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts,

               the rate of insurance on the Building or its contents increases,

               then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

ASSIGNMENT        10.  (a) TRANSFERS; CONSENT. Tenant may with the prior

AND            written consent of Landlord (which Landlord shall not

SUBLETTING     unreasonably withhold or delay), (i) advertise that any portion of the Premises is available for lease, (ii) assign or transfer this Lease, or (iii) sublet any portion of the Premises (any of the events listed in Sections 10.(a)(ii) through 10.(a)(iii)

               being a "TRANSFER"). Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises to a party which (i) has a good credit standing and may reasonably be expected to fulfill the obligations of Tenant hereunder, (ii) has a good reputation in the business community, and (iii) will use the Premises for the purposes herein stated. If Tenant requests

               Landlord's consent to a Transfer, then Tenant shall provide

               Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation,

               and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises;

               banking, financial and other credit information; and general references sufficient to enable Landlord to determine the

               proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed

               Transfer, the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this

Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.

               If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents

               becoming due to Tenant and apply such rents against Rent and

               Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do

               so.

                    (b)  PERMITTED TRANSFERS. Notwithstanding the foregoing,

               Tenant may Transfer all or part (a "PERMITTED TRANSFER") of its interest in this Lease or all or part of the Premises to the following types of entities without the written consent of

               Landlord:

                         (i)   any person or entity who or which controls, is

               controlled by, or is under common control with Tenant, provided the net worth of such person or entity is not less than the net worth of Tenant as of the date hereof;

                         (ii)  any corporation in which or with which Tenant,

               or its corporate successors or assigns, is merged or

               consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as

               (A) Tenant's obligations hereunder are assumed by the

               corporation surviving such merger or created by such

               consolidation; and (B) the net worth of the surviving or created corporation is not less than the net worth of Tenant as of the date hereof; or

                         (iii) any corporation acquiring all or substantially

               all of Tenant's assets if such corporation's net worth after such acquisition is not less than the net worth of Tenant as of the date hereof.

               Upon the occurrence of a Permitted Transfer, Tenant shall

               immediately notify Landlord of such Permitted Transfer.

                    (c)  CANCELLATION. Landlord may, within 30 days after

               submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or

               assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as to that portion of the Premises sought to be transferred as of the date the proposed Transfer was to be effective; provided that, Landlord shall give 30 days written notice to Tenant of Landlord's intent to terminate the Lease,

               during which time Tenant shall have the option to withdraw its written request for Landlord's consent to Transfer upon notice to Landlord prior to the expiration of such 30 day period.

               Notwithstanding the foregoing, Landlord shall have no right to cancel this Lease as provided in this Section 10.(c) during the

               1st Lease Year if Tenant subleases 22,000 rentable square feet or less, subject to the provisions of Section 10.(a). If Landlord cancels this Lease as to any portion of the Premises, then this

               Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

                    (d) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord,

               immediately upon receipt thereof, one-half of all compensation received by Tenant for a Transfer or Permitted Transfer that exceeds the Basic Rental, Utility Costs and Excess, after first subtracting the reasonable cost of tenant improvements paid for by Tenant, and brokerage fees.

INSURANCE;        11. (a) INSURANCE. Tenant shall at its expense procure and

WAIVERS;       maintain throughout the Term the following insurance policies:

SUBROGATION;   (i) comprehensive general liability insurance in amounts of not

INDEMNITY      less than a combined single limit of $3,000,000 (the "INITIAL

               LIABILITY INSURANCE AMOUNT") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant,

               Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder,

               (iii) insurance covering the full value of Tenant's property and improvements, and other property (including property of others),

               in the Premises, (iv) worker's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to

               Landlord, and (v) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar

                coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to

                Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such

                insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term "AFFILIATE" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

                        (b)  WAIVER OF NEGLIGENCE CLAIMS; NO SUBROGATION.

                Landlord shall not be liable to Tenant or those claiming by,

                through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss,

                or loss of use of any property or inconvenience (a "LOSS")

                caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), REGARDLESS OF WHETHER THE NEGLIGENCE OF ANY

                PARTY CAUSED SUCH LOSS IN WHOLE OR IN PART. Landlord and Tenant

                each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises,

                Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver,

                is required to be insured against under the terms hereof,

                REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY

                CAUSED SUCH LOSS; HOWEVER, LANDLORD'S WAIVER SHALL NOT INCLUDE

                ANY DEDUCTIBLE AMOUNTS ON INSURANCE POLICIES CARRIED BY LANDLORD

                OR APPLY TO ANY COINSURANCE PENALTY WHICH LANDLORD MIGHT

                SUSTAIN. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                        (c)  INDEMNITY. Subject to Section 11.(b), Tenant shall

                defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys'

                fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this

                Lease (other than a Loss arising from the sole or gross

                negligence of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or

                alleged to be based upon the strict liability or Landlord or its agents. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY

                LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN

                NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS

                AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT

                WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease.

SUBORDINATION       12. (a) SUBORDINATION. This Lease shall be subordinate

ATTORNMENT;     to any deed of trust, mortgage, or other security instrument (a

NOTICE TO       "MORTGAGE"), or any ground lease, master lease, or primary lease

LANDLORD'S      (a "PRIMARY LEASE"), that hereafter covers all or any part of

MORTGAGEE       the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S

                MORTGAGEE"). Tenant agrees to execute and deliver to Landlord a non-disturbance agreement substantially in the form of

                Exhibit G.

                        (b) ATTORNMENT. Tenant shall attorn to any party

                succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                        (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not

                seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's

                Mortgagee a reasonable opportunity to perform Landlord's

                obligations hereunder.

RULES AND                   13. Tenant shall comply with the rules and

REGULATIONS          regulations of the Building which are attached hereto as

                     Exhibit B. Landlord may, from time to time, change such

                     rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and

                     will not unreasonably interfere with Tenant's use of the

                     Premises. Tenant shall be responsible for the compliance

                     with such rules and regulations by its employees, agents,

                     and invitees.

CONDEMNATION 14.            (a) TAKING - TERMINATION. If 30% or more of the

                     floor area of the Building should be taken for any public

                     or quasi-public use under any governmental law, ordinance

                     or regulation or by right of eminent domain or by private

                     purchase in lieu thereof Landlord may terminate this Lease upon notice to Tenant, effective on the date physical

                     possession of the Building is taken by the condemning

                     authority. If Landlord does not elect to terminate this

                     Lease, Basic Rental shall be reduced as provided in Section

                     14.(b).

                            (b) TAKING - RENT REDUCTION. If less than 30% of the

                     floor area of the Building should betaken for any public or quasi-public use under any governmental law, ordinance or

                     regulation or by right of eminent domain or by private

                     purchase in-lieu thereof, this Lease shall not terminate;

                     however, the Basic Rental payable hereunder during the

                     unexpired portion of this Lease shall be reduced in

                     proportion to the area of the Premises taken, if any,

                     effective on the date physical possession of the Premises

                     is taken by the condemning authority. Following such

                     partial taking, Landlord shall make all necessary repairs

                     or alterations to the remaining premises required to make

                     the remaining portions of the Premises an architectural

                     whole.

                            (c) RENT ABATEMENT. If any part of the parking area

                     should be taken as aforesaid, this Lease shall not

                     terminate, nor shall the Basic Rental be reduced, except

                     that either Landlord or Tenant may terminate this Lease if the parking area remaining following such taking shall be

                     less than 70% of the area of the parking area immediately

                     prior to the taking and Landlord does not provide

                     reasonable alternative parking. Any election to terminate

                     this Lease in accordance with this Section 14.(c) shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after date physical

                     possession of the Premises is taken by condemning

                     authority.

                            (d) AWARD. All compensation awarded for any taking

                     (or the proceeds of private sale in lieu thereof) of the

                     Premises or parking area shall be the property of Landlord and Tenant hereby assigns its interest in any such award to

                     Landlord; provided, however, Landlord shall have no

                     interest in any award made to Tenant for Tenant's moving

                     and relocation expenses or for the loss of Tenant's

                     fixtures and other tangible personal property if a separate award for such items is made to Tenant as long as such

                     separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

FIRE OR OTHER               15.(a) NOTICE. Tenant shall give immediate written

CASUALTY             notice to Landlord of any damage caused to the Premises by fire or other casualty.

                            (b) LANDLORD'S RIGHTS. If the Premises are damaged

                     or destroyed by fire or other casualty insured under

                     standard fire and extended coverage insurance maintained by

                     Landlord in accordance with Section 11.(a) and Landlord

                     does not elect to terminate this Lease as hereinafter

                     provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the

                     Premises. If (a) the Building is destroyed or substantially damaged by a casualty not covered by Landlord's insurance

                     or (b) the Building is destroyed or rendered untenantable

                     in excess of 50% of the rentable square footage of the

                     Building by a casualty covered by insurance maintained

                     by Landlord in accordance with Section 11.(a), or (c) the

                     holder of a mortgage, deed of trust or other lien on the

                     Building at the time of the casualty elects, pursuant to

                     such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in

                     satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord

                     may elect either to (i) terminate this Lease, or (ii)

                     proceed to rebuild and repair the Premises. Landlord shall give written notice to Tenant of such election within

                     60 days after the occurrence of such casualty and, if it

                     elects to rebuild and repair, shall proceed to do so with

                     reasonable diligence and at its sole cost and expense.

                            (c) REPAIR OBLIGATION. Landlord's obligation to

                     rebuild and repair under this Section 15 shall in any event be limited to restoring the Premises to substantially the

                     condition in which the same existed prior to such casualty,

                     exclusive of any alterations, additions, improvements,

                     fixtures and equipment installed by Tenant. Tenant agrees

                     that promptly after completion of such work by Landlord,

                     Tenant will proceed with reasonable diligence and at

                     Tenant's sole cost and expense to restore, repair and

                     replace all alterations, additions, improvements, fixtures,

                     signs and equipment installed by Tenant. If Landlord does

                     not elect to terminate this Lease, or is not entitled to

                     terminate this Lease following any damage described in this paragraph, then Landlord shall repair such damage as soon

                     as reasonably possible at Landlord's expense.

                     Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease if the damage to the Premises or the Building would cost less 5% of the replacement cost of the Building.

                            (d) TENANT'S RIGHTS. If, during the last two (2)

                     years of the Term, 50% or more of the Premises is

                     destroyed, Tenant shall also have the right, exercisable by written notice to be given within thirty (30) days after

                     the casualty, to terminate this Lease as of the date of

                     such casualty. If Landlord fails to complete such repairs

                     within nine (9) months after such casualty, then Tenant may terminate this Lease upon thirty (30) days notice to

                     Landlord and this Lease shall terminate after the

                     expiration of such 30-day period if Landlord has not

                     completed such repairs.

                            (e) RENTAL ABATEMENT. Tenant agrees that during any

                     period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent practicable. During the period from the

                     occurrence of the casualty until Landlord's repairs are

                     completed, the Basic Rental shall be reduced to such extent as may be fair and reasonable under the circumstances.

TAXES                       16. Tenant shall be liable for all taxes levied or

                     assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which

                     Tenant is liable are levied or assessed against Landlord or

                     Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased

                     by inclusion of such personal property, furniture or

                     fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand,

                     that part of such taxes for which Tenant is primarily

                     liable hereunder.

EVENTS OF                   17. Each of the following occurrences shall

DEFAULT               constitute an "EVENT OF DEFAULT":

                            (a) Tenant's failure to pay Rent when due and the

                     continuance of such failure for a period of 5 days after

                     Landlord has delivered to Tenant written notice thereof;

                     however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord

                     has given Tenant written notice under this Section

                     17.(a)(i) on more than 2 occasions during the 12-month

                     interval preceding such failure by Tenant;

                            (b) Tenant's failure to perform, comply with, or

                     observe any other agreement or obligation of Tenant under

                     this Lease and the continuance of such failure for a period of 30 days after the date Landlord delivers to Tenant

                     written notice thereof; however, if such failure cannot be cured with such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter

                     diligently pursues such cure to completion, then such

                     failure shall not be an Event of Default unless it is not

                     fully cured within a reasonable time but in no event later than 75 days following receipt of written notice from

                     Landlord of such failure;

                            (c) the filing of a petition by or against Tenant

                     (the term "Tenant" shall include, for the purpose of this

                     Section 17.(c), any guarantor of the Tenant's obligations

                     hereunder) (1) in any bankruptcy or other insolvency

                     proceeding; (2) seeking any relief under any state or

                     federal debtor relief law; (3) for the appointment of a

                     liquidator

                     or receiver for all or substantially all of Tenant's

                     property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital

                     structure;

                            (d) Tenant shall desert or vacate any portion of the

                     Premises;

                            (e) the admission by Tenant that it cannot meet its

                     obligations as they become due or the making by Tenant of

                     an assignment for the benefit of its creditors; and

                            (f) Tenant fails to provide a replacement Letter of

                     Credit (as defined in Section 27.(p)) within the period

                     required by Section 27.(p); Tenant hereby acknowledges that no notice for such failure shall be required to constitute an Event of Default.

REMEDIES                    18. Upon any Event of Default, Landlord may, in

                     addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following

                     actions:

                            (a) Landlord may terminate this Lease by giving

                     Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder

                     through the date of termination, (ii) all amounts due under

                     Section 19.(a), and (iii) and amount equal to (A) the total

                     Rent that Tenant would have been required to pay for the

                     remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the

                     date this Lease is terminated by The Wall Street Journal,

                     Southwest Edition, in its listing of "Money Rates", minus

                     (B) the then present fair rental value of the Premises for such period, similarly discounted; or

                            (b) Landlord may terminate Tenant's right to

                     possession of the Premises without terminating this Lease

                     by giving written notice thereof to Tenant, in which event

                     Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession,

                     (ii) all amounts due from time to time under Section

                     19.(a), and (iii) all Rent and other sums required

                     hereunder to be paid by Tenant during the remainder of the

                     Term, diminished by any net sums thereafter received by

                     Landlord through reletting the Premises during such period.

                     Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole

                     discretion may determine (including a term different from

                     the Term, rental concessions, and alterations to, and

                     improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other

                     portions of the Building. Landlord shall not be liable for,

                     nor shall Tenant's obligations hereunder be diminished

                     because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be

                     entitled to the excess of any consideration obtained by

                     reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations

                     hereunder for the unexpired Term; rather, Landlord may,

                     from time to time, bring action against Tenant to collect

                     amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord

                     delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by

                     Landlord to exclude or dispossess Tenant of the Premises

                     shall be deemed to be taken under this Section 18.(b), or

                     18.(c). If Landlord elects to proceed under this Section

                     18.(b) or 18.(c), it may at any time elect to terminate

                     this Lease under Section 18.(a).

                            (c) Landlord may draw upon the Letter of Credit (as

                     hereinafter defined) as outlined in Section 27(g).

                     Additionally, without notice, Landlord may alter locks or

                     other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to

                     provide a new key or right of access to Tenant.

PAYMENT BY                  19. (a) PAYMENT BY TENANT. Upon any Event of

TENANT; NON-         Default, Tenant shall pay to Landlord all costs incurred by

WAIVER               Landlord (including court costs and reasonable attorneys'

                     fees and expenses) in (i) obtaining possession of the

                     Premises, (ii) removing and storing Tenant's or any other

                     occupant's property, (iii) repairing, restoring, altering,

                     remodeling, or otherwise putting the Premises into

                     condition acceptable to a new tenant, (iv) if Tenant is

                     dispossessed of the Premises and this Lease is not

                     terminated, reletting all or any part of the Premises

                     (including brokerage commissions, cost of tenant finish

                     work, and other costs incidental to such reletting), (v)

                     performing Tenant's obligations which Tenant failed to

                     perform, and (vi) enforcing, or advising Landlord of, its

                     rights, remedies, and recourses arising out of the Event of

                     Default. Tenant's obligations under this Section 19 shall

                     survive the expiration of the Term or earlier termination

                     of this Lease.

                            (b) NO WAIVER. Landlord's acceptance of Rent

                     following an Event of Default shall not waive Landlord's

                     rights regarding such Event of Default. No waiver by

                     Landlord of any violation or breach of any of the terms

                     contained herein shall waive Landlord's rights regarding

                     any future violation of such term or violation of any other term.

                            20. INTENTIONALLY DELETED.

SURRENDER OF                21. No act by Landlord shall be deemed an acceptance

PREMISES             of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the

                     expiration or termination of this Lease, Tenant shall

                     deliver to Landlord the Premises with all improvements

                     located thereon in good repair and condition, reasonable

                     wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed

                     all of its obligations hereunder, Tenant may remove all

                     unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not

                     remove any such item which was paid for, in whole or in

                     part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures,

                     equipment, wiring, and furniture as Landlord may request.

                     Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed,

                     or otherwise disposed of by Landlord without notice to

                     Tenant and without any obligation to account for such

                     items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER                22. If Tenant fails to vacate the Premises at the

                     end of the Term, then Tenant shall be a tenant at will and,

                     in addition to all other damages and remedies to which

                     Landlord may be entitled for such holding over, Tenant

                     shall pay, in addition to the other Rent, a daily Basic

                     Rental equal to the greater of (i) 150% of the daily Basic

                     Rental payable during the last month of the Term, or (ii)

                     the prevailing rental rate in the Building for similar

                     space. The provisions of this Section 22 shall survive the end of the Term.

CERTAIN RIGHTS              23. Provided that the exercise of such rights does

RESERVED BY          not unreasonably interfere with Tenant's occupancy of the

LANDLORD             Premises, Landlord, its agents, employees, and contractors shall have the following rights:

                            (i) to decorate or to make inspections, repairs,

                     alterations, additions, changes, or improvements, whether

                     structural or otherwise, in and about the Building, or any part thereof as Landlord may deem necessary or desirable;

                     for such purposes, to enter upon the Premises and, during

                     the continuance of any such work, to temporarily close

                     doors, entryways, public space, and corridors in the

                     Building; to interrupt or temporarily suspend Building

                     services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways,

                     corridors, elevators, stairs, restrooms, or other public

                     parts of the Building;

                            (ii) to take such reasonable measures as Landlord

                     deems advisable for the security of the Building and its

                     occupants, including without limitation searching all

                     persons entering or leaving the Building; evacuating the

                     Building for cause, suspected cause, or for drill purposes;

                     temporarily denying access to the Building; and closing the

                     Building after normal business hours and on Saturdays,

                     Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may

                     prescribe from time to time which may include by way of

                     example, but not of limitation, that persons

                                       10

                     entering or leaving the Building, whether or not during

                     normal business hours, identify themselves to a security

                     officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

                            (iii) to change the name by which the Building is

                     designated; and

                            (iv) to enter the Premises at all reasonable hours,

                     upon reasonable verbal notice, to show the Premises to

                     prospective purchasers or lenders, or, during the last 12

                     months of the Term, to prospective tenants.

                            24. Intentionally Deleted.

HAZARDOUS                   25. (a) HAZARDOUS SUBSTANCES. The term "HAZARDOUS

SUBSTANCES           SUBSTANCES," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials,

                     asbestos, polychlorinated biphenyls (PCB'S), chemicals

                     known to cause cancer or reproductive toxicity, pollutants,

                     contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or

                     regulation now or hereafter enacted or promulgated by any

                     governmental authority. To the best of Landlord's

                     knowledge, the Building does not contain any Hazardous

                     Substances.

                            (b) TENANT'S RESTRICTIONS. Tenant shall not cause or

                     permit to occur (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter

                     enacted, without limitation, related to environmental

                     conditions on, under, or about the Premises, or arising

                     from Tenant's release of Hazardous Substances, including,

                     but not limited to, soil and ground water conditions; or

                     (ii) the use, generation, release, manufacture, refining,

                     production, processing, storage, or disposal of any

                     Hazardous Substance on, under, or about the Premises, or

                     the transportation to or from the Premises of any Hazardous

                     Substance, except for normal cleaning and office supplies

                     in reasonable quantities.

                            (c) ENVIRONMENTAL CLEAN-UP. Tenant shall, at

                     Tenant's own expense, comply with all laws regulating the

                     use, generation, storage, transportation, or disposal of

                     Hazardous Substances (the "LAWS"). Tenant shall, at

                     Tenant's own expense, make all submissions to, provide all information required by, and comply with, all requirements of all governmental authorities (the "AUTHORITIES") under

                     the Laws. Should any authority or any third party demand

                     that a clean-up plan be prepared and that a clean-up be

                     undertaken because of any deposit, spill, discharge, or

                     other release of Hazardous Substances that occurs during

                     the Term, at or from the Premises, or which arises at any

                     time from Tenant's use or occupancy of the Premises, then

                     Tenant shall, at Tenant's own expense, prepare and submit

                     the required plans and all related bonds and other

                     financial assurances, and Tenant shall carry out such

                     clean-up plan. Tenant shall promptly provide all

                     information regarding the use, generation, storage,

                     transportation, or disposal by Tenant of Hazardous

                     Substances that is requested by Landlord. If Tenant fails

                     to fulfill any duty imposed under this Section 25 within a reasonable time, Landlord may do so; and in such case,

                     Tenant shall cooperate with Landlord in order to prepare

                     all documents Landlord deems necessary or appropriate to

                     determine the applicability of the Laws to the Premises and

                     Tenant's use thereof, and for compliance therewith, and

                     Tenant shall execute all documents upon Landlord's request.

                     No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section 25.

                     Tenant's obligations and liabilities under this Section 25 shall survive the expiration of the Term or earlier

                     termination of this Lease.

                            (d) TENANT'S INDEMNITY. Tenant shall indemnify,

                     defend, and save and hold harmless Landlord, the manager of the Building, and their respective officers, directors,

                     beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of

                     every, kind, and all costs associated therewith (including attorneys' fees and expenses and consulting fees and

                     expenses) arising out of or in any way connected with any

                     deposit, spill, discharge, or other release of Hazardous

                     Substances that occurs during the Term, at or from the

                     Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to

                     provide all information, make all submissions, and take all steps required by all Authorities under the Laws and

                                       11

                     all other environmental laws. Tenants obligations and

                     liabilities under this Section 25 shall survive the

                     expiration of the Term or earlier termination of this

                     Lease.

PARKING                     26. Tenant shall have the right to use parking

                     spaces as provided in Exhibit E.

MISCELLANEOUS               27. (a) LANDLORD TRANSFER. Landlord may transfer, in

                     whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this

                     Lease, then, upon the transferee's written assumption of

                     Landlord's obligations under this Lease, Landlord shall

                     thereby be released from any further obligations hereunder.

                               (b) LANDLORD'S LIABILITY. The liability of

Landlord to Tenant for any default by Landlord under the

terms of this Lease shall be limited to Tenant's actual

direct, but not consequential, damages therefor and shall

be recoverable from the interest of Landlord in the

Building and the Land, and Landlord shall not be personally

Liable for any deficiency. This section shall not be deemed

To limit or deny any remedies which Tenant may have in the

                     event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                                (c) FORCE MAJEURE. Other than for Tenant's

monetary obligations under this Lease and obligations which

can be cured by the payment of money (e.g., maintaining

                     insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party

                     shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time,

                     any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever

                     which are beyond the control of such party.

                                (d) BROKERAGE. Landlord and Tenant each warrant

to the other that it has not dealt with any broker or agent

in connection with the negotiation or execution of this

Lease, other than The Staubach Company and Stream Realty

Partners, L.P. (collectively "Broker"). Tenant and Landlord

Shall each defend, indemnify, hold the other harmless

against all costs, expenses, attorneys' fees, and other

liability for commissions or other compensation claimed by

any broker or agent, other than Broker, claiming the same

by, through, or under the indemnifying party. The agreement

for commissions payable to The Staubach Company with

respect to the Premises is attached hereto as Exhibit H.

                                (e) ESTOPPEL CERTIFICATES. From time to time,

Tenant shall furnish to any party designated by Landlord,

Within 10 days after Landlord has made a request therefor,

a certificate signed by Tenant confirming and containing

such factual certifications and representations as to this

Lease as Landlord may reasonably request.

                            (f) NOTICES. All notices and other communications

                     given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage

                     prepaid, certified, with return receipt requested, and

                     addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the

                     intended address, or (iii) sent by facsimile transmission

                     followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective 3 business days

                     after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their

                     addresses by giving notice thereof to the other in

                     conformity with this provision.

                            (g) SEPARABILITY. If any clause or provision of this

                     Lease is illegal, invalid, or unenforceable under present

                     or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or

                     provision, there shall be added as a part of this Lease a

                     clause or provision as similar in terms to such illegal,

                     invalid, or unenforceable clause or provision as may be

                     possible and be legal, valid, and enforceable.

                            (h) AMENDMENTS; AND BINDING EFFECT. This Lease may

                     not be amended except by instrument in writing signed by

                     Landlord and Tenant. No provision of this Lease shall be

                     deemed to have been waived by Landlord unless such waiver

                     is in writing signed by Landlord, and no custom or practice which may evolve between the

                                       12

                     parties in the administration of the terms hereof shall

                     waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms

                     hereof. The terms and conditions contained in this Lease

                     shall inure to the benefit of and be binding upon the

                     parties hereto, and upon their respective successors in

                     interest and legal representatives, except as otherwise

                     herein expressly provided. This Lease is for the sole

                     benefit of Landlord and Tenant, and, other than Landlord's

                     Mortgagee, no third party shall be deemed a third party

                     beneficiary hereof.

                            (i) QUIET ENJOYMENT. Provided Tenant has performed

                     all of the terms and conditions of this Lease to be

                     performed by Tenant, Tenant shall peaceably and quietly

                     hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under

                     Landlord, subject to the terms and conditions of this

                     Lease.

                            (j) JOINT AND SEVERAL LIABILITY. If there is more

                     than one Tenant, then the obligations hereunder imposed

                     upon Tenant shall be joint and several. If there is a

                     guarantor of Tenant's obligations hereunder, then the

                     obligations hereunder imposed upon Tenant shall be the

                     joint and several obligations of Tenant and such guarantor,

                     and Landlord need not first proceed against Tenant before

                     proceeding against such guarantor nor shall any such

                     guarantor be released from its guaranty for any reason

                     whatsoever.

                            (k) CAPTIONS. The captions contained in this Lease

                     are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                            (1) NO MERGER. There shall be no merger of the

                     leasehold estate hereby created with the fee estate in the

                     Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest

                     in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                            (m) NO OFFER. The submission of this Lease to Tenant

                     shall not be construed as an offer, nor shall Tenant have

                     any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                            (n) EXHIBITS. All exhibits and attachments attached

                     hereto are incorporated herein by this reference.

                     Exhibit A   -   Legal Description of the Land

                     Exhibit B   -   Building Rules and Regulations

                     Exhibit C   -   Operating Expense Escalator

                     Exhibit D   -   Tenant Finish-Work: Allowance

                     Exhibit E   -   Parking

                     Exhibit F   -   Extension Option

                     Exhibit G   -   Subordination Non-Disturbance and

                                     Attornment Agreement

                     Exhibit H   -   Commission Agreement

                            (o) ENTIRE AGREEMENT. This Lease constitutes the

                     entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements

                     and prior writings relating thereto. Except for those set

                     forth in this Lease, no representations, warranties, or

                     agreements have been made by Landlord or Tenant to the

                     other with respect to this Lease or the obligations of

                     Landlord or Tenant in connection therewith.

                            (p) CREDIT ENHANCEMENT

                                   (i) Within 10 days from the date hereof,

                            Tenant shall deliver, or cause to be delivered, to

                            Landlord a letter of credit ("LETTER OF CREDIT") for

                            the benefit of Landlord. The Letter of Credit shall

                            be an irrevocable standby letter of credit in the

                            amount of $1,250,000.00 and shall have a term of not

                            less than one (1) year. If Tenant fails to provide

                            the Letter of Credit to Landlord within such 10 day

                            period, Landlord may terminate this Lease upon

                            notice to Tenant, and upon such termination, the

                            parties shall thereafter have no further obligations

                            hereunder. Ten (10) days prior to the expiration of

                            the Letter of Credit, Tenant shall re-issue or

                            replace

                                       13

                            the Letter of Credit with an identical letter of

                            credit in the amount of $1,250,000 for Lease Years

                            2-5, $1,000,000 for Lease Year 6, $750,000 for Lease

                            Year 7, $500,000 for Lease Year 8, and $250,000 for

                            Lease Year 9, it being the intention of the parties

                            that Tenant shall maintain the Letter of Credit from

                            the date of this Lease until the expiration of Lease

                            Year 9 and no notice shall be required from Landlord

                            for such replacement. No further Letters of Credit

                            shall be required after the completion of Lease Year

                            9 or during any portion of the renewal term provided

                            for in Exhibit F of this Lease.

                                   (ii) The Letter of Credit, and any

                            replacements thereof, shall be with a bank and

                            contain such terms and conditions as shall be

                            acceptable to Landlord in its sole discretion,

                            including, but not limited to, a provision that

                            obligates such bank to deliver the amount of the

                            Letter of Credit upon notice from Landlord that an

                            Event of Default has occurred and, further, that no

                            signature or other authorization by Tenant shall be

                            required prior to disbursement to Landlord of

                            proceeds from the Letter of Credit.

                                   (iii) Landlord shall have the right to draw

                            the full amount of the Letter of Credit upon an

                            Event of Default. No drawings under the Letter of

                            Credit shall be deemed or construed to be liquidated

                            damages or otherwise prejudice any rights Landlord

                            may have against Tenant at law or inequity. If

                            Landlord draws the Letter of Credit as a result of

                            Tenant's failure to provide a replacement Letter of

                            Credit as provided in Section 27.(p)(i), Tenant may,

                            subsequent to such draw, provide such required

                            replacement Letter of Credit and Landlord shall

                            return the amount drawn to Tenant, less amounts

                            applied to cure Events of Default, if any.

                                   (iv) If Tenant's average net income per

                            quarter for any 6 consecutive quarters after the 3rd

                            Lease Year exceeds $6,250,000, Tenant shall

                            thereafter no longer be required to provide a Letter

                            of Credit to Landlord in accordance with this

                            Section 27.(p), so long as Tenant has provided

                            notice thereof to Landlord together with audited

                            financial statements prepared in accordance with

                            generally accepted accounting principles by a

                            nationally or regionally recognized accounting firm

                            reasonably acceptable to Landlord.

SPECIAL                     28. DISCLAIMER. LANDLORD AND TENANT EXPRESSLY

PROVISIONS           DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE

                     SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND

                     TENANTS OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT

                     UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY

                     LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS

                     OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE

                     TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION,

                     NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR

                     OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

                                       14

       DATED as of the date first written above.

                                        LANDLORD:

                                        CFH REALTY II/GLENVILLE, L.P.,

                                        a Texas limited partnership

                                        By: CH Realty Investors II GP, LLC,

                                            a Delaware limited liability

                                            company,

                                            General Partner

                                            By: Crow Holdings Managers, L.L.C.,

                                                a Texas limited liability

                                                company,

                                                Manager

                                                By: /s/ CAROL KREDITOR

                                                   -----------------------------

                                                   Name: Carol Kreditor

                                                        ------------------------

                                                   Title: Vice President

                                                         -----------------------

                                        TENANT:

                                        AVANEX CORPORATION,

                                        a Delaware corporation

                                        By: /s/ JESSY CHAO

                                           -------------------------------------

                                        Name: Jessy Chao

                                             -----------------------------------

                                        Title: CFO

                                              ----------------------------------

EXHIBIT "A"

TRACT I

BEING all that certain lot, tract or parcel of land of the JESSE N. EVERETT

SURVEY, and being known as Lot 30A, Block D of the Replat of CENTRAL PARK

ADDITION PHASE II, an addition to the City of Richardson, DALLAS County, Texas,

according to the Revised Map or Plat thereof recorded in Volume 98055, Page

00077, Plat Records, DALLAS County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found in the West right-of-way line of North

Glenville Drive, and being the Southeast corner of Lot 31, Block D, as recorded in Volume 84217, Page 2898, Map Records, DALLAS County, Texas;

THENCE Sough 01 degrees 17 minutes 29 seconds West, along the West line of said

North Glenville Drive, a distance of 303.59 feet to a 1/2 inch iron rod found for corner;

THENCE South 48 degrees 15 minutes 15 minutes 21 seconds West, a distance of

20.44 feet to a 5/8 inch iron rod set in the North line of International Parkway

(60' R.O.W.);

THENCE North 89 degrees 52 minutes 00 seconds West, along said North line of

International Parkway a distance of 34.92 feet to a 5/8 inch iron rod set for the beginning of a curve to the left having a radius of 185.00 feet, a central angle of 43 degrees 02 minutes 40 seconds, and a chord bearing and distance of

South 68 Degrees 57 minutes 07 seconds West, 135.74 feet;

THENCE in a Southwesterly direction, along said curve to the left, a distance of 138.98 feet to a 1/2 inch iron rod found for the Northeast corner of Lot 29,

Block D, as recorded in Volume 83213, Page 2489, Deed Records, DALLAS County,

Texas;

THENCE North 42 degrees 35 minutes 59 seconds West along the Northeast line of said Lot 29, a distance of 29.99 feet to a 1/2 inch iron rod found for corner;

THENCE North 60 degrees 27 minutes 38 seconds West, along the Northeast line of said Lot 29, a distance of 250.00 feet to a 1/2 inch iron rod found in the

Southeast line of Lot 14, block D, as recorded in Volume 79213, Page 4023, Deed

Records, DALLAS County, Texas and lying in a curve to the left having a radius of 2525.00 feet, a central angle of 06 degrees 16 minutes 03 seconds and a chord bearing and distance of North 26 degrees 19 minutes 20 seconds East

276.07 feet;

THENCE in a Northeasterly direction along said curve to the left, and passing at 3.40 feet the Southeast corner of Lot 12, Block D, as recorded in Volume

80176, Page 1980, Deed Records, DALLAS County, Texas, and continuing in all a distance of 276.21 feet to an "X" set on a telephone pedestal, for the

Southeast corner of Lot 1, Block D, as recorded in Volume 83157, Page 1954,

Deed Records, DALLAS County, Texas, and being the southwest corner of said Lot

31;

THENCE South 66 degrees 28 minutes 20 seconds East, along the South line of said

Lot 31, a distance of 64.85 feet to an "X" set for corner;

THENCE South 39 degrees 44 minutes 15 seconds East, along the South line of said

Lot 31, a distance of 239.63 feet to the POINT OF BEGINNING and CONTAINING

118.970 sq. ft. or 2.73 acres, more or less.

                                      A-1

Tract II

EASEMENT ESTATE as created under that certain Mutual Access Agreement executed by and between MPI #1, LTD., a Texas limited partnership, and MPI #4, LTD., a

Texas limited partnership, dated February 27, 1986, recorded in Volume 86046,

Page 551, Real Property Records, DALLAS County, Texas, in, on, over and across the following described lot, tract or parcel of land:

LOT 31, in Block D of CENTRAL PARK, an Addition to the City of Richardson,

DALLAS County, Texas, according to the REVISED Map or Plat thereof recorded in

Volume 84217, Page 2898, Plat Records, DALLAS County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod set in the West right-of-way line of North

Glenville Drive (80' R.O.W.) at the Southeast corner of Lot 8, Block D, of

CENTRAL PARK, an Addition to the City of Richardson, Texas, recorded in Volume

81084, Page 2113, Deed Records, DALLAS County, Texas;

THENCE South 00 degrees 11 minutes 47 seconds West, along the West right-of-way line of said North Glenville Drive, a distance of 369.68 feet to a 5/8 inch iron rod set for corner;

THENCE South 01 degrees 17 minutes 29 seconds West, continuing along the West right-of-way line of said North Glenville Drive, a distance of 81.10 feet to a

1/2 inch iron rod found for the Northeast corner of Lot 30A, Block D of CENTRAL

PARK ADDITION PHASE II as recorded in Volume 98055, Page 00077, Plat Records,

DALLAS County, Texas;

THENCE North 89 degrees 44 minutes 15 seconds West, along the North Line of said Lot 30A, a distance of 239.63 feet to an "X" set for corner;

THENCE North 66 degrees 28 minutes 20 seconds West, along the North line of said Lot 30A, a distance of 64.85 feet to an "X" set on a telephone pedestal,

in a curve to the left having a radius of 2525.00 feet, a central angle of 10 degrees 16 minutes 52 seconds, an a chord bearing and distance of North 18 degrees 06 minutes 38 seconds East, 452.48 feet, said point being the Southeast corner of Lot 1, Block  D, as recorded in Volume 83157, Page 1954, Deed

Records, DALLAS County, Texas, and being the Northeast corner of Lot 12, Block

D, as recorded in Volume 80176, Page 1980, Deed Records, DALLAS County, Texas,

and also being the Northwest corner of said Lot 30A;

THENCE in a Northeasterly direction along said curve to the left, an arc distance of 453.08 feet to a 1/2 inch iron rod set in the South line of said

Lot 8;

THENCE South 177 degrees 14 minutes 42 seconds East, along the South line of said Lot 8, a distance of 20.11 feet to a 5/8 inch iron rod set for corner;

THENCE South 89 degrees 15 minutes 00 seconds East, along the South line of said Lot 8, a distance of 141.92 feet to the POINT OF BEGINNING and CONTAINING

101,923 sq. ft. or 2.34 acres of land, more or less.

                                      A-2

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply to the Premises, the

Building, the parking garage associated therewith, the Land and the appurtenances thereto:

        1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

        2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

        3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

        4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

        5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent.

Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

        6. Movement in or out of the Building of furniture or office equipment,

or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the

Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

        7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.

All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building,

shall be repaired at the expense of such tenant.

        8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

        9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

        10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

                                      B-1

        11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

        12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

        13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

        14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

        15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United

States Postal Service.

                                      B-2

                                    EXHIBIT C

                           OPERATING EXPENSE ESCALATOR

        1. Tenant shall pay an amount (per each rentable square foot in the

Premises) equal to the excess ("EXCESS") from time to time of the actual Basic

Cost per rentable square foot in the Building over the Basic Cost per rentable square foot in the Building that exceeds $4.23 (the "EXPENSE STOP"). Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the annual cost statement, a statement of Landlord's actual costs furnished to Tenant by Landlord by April l of each calendar year or as soon thereafter as practicable ("ANNUAL COST STATEMENT"). Alternatively,

Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the

Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of

Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph 3 of this

Exhibit when actual Basic Cost is available for each calendar year.

        2. For the purposes of this Exhibit, the term "BASIC COST" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building

(including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

                (a) Wages and salaries (including management fees) at market rates of all employees engaged in the operation, repair, replacement,

maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

                (b) All supplies and materials used in the operation,

maintenance, repair, replacement, and security of the Building;

                (c) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building to the extent of such reduction, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion

(without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

                (d) Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants;

                (e) Cost of any insurance or insurance related expense

applicable to the Building and Landlord's personal property used in connection therewith;

                (f) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the

Building, excluding, however, federal and state taxes on income (collectively,

"TAXES"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on

Landlord a capital tax directly on the rents received therefrom or a franchise tax,

                                      C-1

assessment, or charge based, in whole or in part, upon such rents for the

Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

                (g) Cost of repairs, replacements, and general maintenance of the Building, other than replacement of the roof; and

                (h) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

There are specifically excluded from the definition of the term "Basic Cost"

costs and expenses (1) for capital improvements made to the Building, other than capital improvements described in subparagraph 2.(c) of this Exhibit and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to

Landlord; (4) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (5) for renovating or otherwise improving space for occupants of the Building or vacant space in the

Building; (6) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (7) for federal income taxes imposed on or measured by the income of

Landlord from the operation of the Building; (8) for repair or replacement or other work occasioned by exercise of the right of eminent domain (to the extent of the costs and expenses for which Landlord actually receives a cash award);

(9) for leasing commissions, advertising and other promotional costs and expenses, attorneys' fees, costs and disbursements and other expenses incurred in negotiating or executing leases or in resolving disputes with other tenants,

other occupants, or other prospective tenants or occupants of the Building,

collecting rents or otherwise enforcing leases of other tenants of the Building;

(10) for special services rendered to particular tenants of the Building or that exclusively benefit another tenant or tenants of the Building, including,

without limitation, cost of tenant installations, decorating expenses,

redecorating expenses, or constructing improvements or alterations to any tenant space, the costs of any janitorial cleaning service or security services provided to other tenants which exceed the standard of that provided to Tenant and costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is actually charged therefor by Landlord; (11) for depreciation of the

Building; (12) incurred by Landlord for which Landlord is actually reimbursed by parties other than tenants of the Building, including, without limitation,

insurance proceeds; (13) for the initial construction of the Building, including the correction of any structural construction defects; (14) except for the management fee, of any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building, parking garage or related facilities and/or the Land on which the Building is situated, to the extent of any portion of the cost of such services which exceeds the reasonable costs for such services rendered by persons or entities of similar skill,

competence and experience other than a subsidiary of affiliate of Landlord; (15)

of rental under any ground or underlying lease or leases for the Land; (16) of

Landlord's general overhead except as it directly relates to the operation,

management, maintenance, repair and security of the Building; (17) of any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, other than with respect to the parking garage;

(18) for items and services for which Tenant directly reimburses Landlord or pays to third persons with Landlord's consent, to the extent of such reimbursement or payment; (19) of fines, penalties, and legal fees incurred due to violations by Landlord, its employees, agents, contractors or assigns, or any other tenant or occupant of the Building, of building codes, any other governmental rule or requirement or the terms and conditions of any lease pertaining to the Building; (20) of management fees to the extent of any portion of such fees which are unreasonable; (21) of acquiring sculptures, paintings,

wall hangings or other objects of art; (22) of wages, salaries, or other compensation paid to any executive employees of Landlord above the level of property manager; provided, further, if any employee of Landlord works on several buildings within the area, including the Building, the costs and expenses connected with such employee shall

                                      C-2

be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria; (23) incurred in leasing air-conditioning systems,

elevators, or other equipment ordinarily considered to be of a capital nature

(other than on a temporary basis); (24) associated with the removal or encapsulation of asbestos or other hazardous or toxic substances; (25) for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord; (26)

representing any amount paid for services and materials to an affiliate of

Landlord (i.e., persons or entities controlled by, under common control with, or which control, Landlord) to the extent such amount exceeds the amount that would reasonably be paid for such services or materials were they rendered by an unaffiliated person, firm or corporation; (27) for amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty,

including interest or penalties for any late payment; (28) for repairs necessitated by violations of law in effect as of the date of the Lease; (29)

for property taxes and assessments which are not properly allocable to the

Building; without limiting the generality of the foregoing, property taxes and assessments which are properly allocable to undeveloped land shall be excluded from Basic Cost; (30) of interest and penalties due to the late payment of taxes, utility bills or other such costs except any interest or penalties arising from late payments beyond Landlord's control; and (31) bad debt expenses and charitable contributions and donations.

        3. The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in paragraph 4 of this Exhibit. If the Annual Cost Statement reveals that Tenant paid more for

Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within

30 days after delivery of the Annual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

        4. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof,

the Basic cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

                                      C-3

                                   EXHIBIT D

                          TENANT FINISH-WORK: ALLOWANCE

        1. On or about September 1, 2000, Landlord shall deliver the Premises to

Tenant with the following items completed, at Landlord's expense, (i) the floor of the 2nd floor of the Building installed that has a loading bearing capacity of 150 lbs. per square foot and no more than 1/8 slope per 10 feet, (ii)

mechanically suspended lay-in acoustical tile ceiling grid installed on the 1st floor of the Building and stacked for the 2nd floor of the Building and 2x4 fissure lay-in tile inventory stored in the Premises, (iii) 2x4 prismatic light fixtures installed on the 1st floor of the Building and stacked for the 2nd floor of the Building at a ratio of 1 fixture per 100 rentable square feet contained within the Premises and light bulbs stored in the Premises, (iv)

plumbing stubbed to the restrooms on the 2nd floor of the Building, (v)

equipment to provide heating, ventilating and air-conditioning ("HVAC") to the

Premises with main, high-pressure ducting installed having a capacity of 1 ton per 290 rentable square feet in the Premises, (vi) 3,000 amps, 277/480 volt

3-phase 4-wire electrical capacity provided to the Building, (vii) 1 Montgomery

Kone 3000# elevator with standard cab finish installed in compliance with the

ADA and 2 stairwells, (viii) 3 doors installed on the loading dock, (ix) fire suppression system in compliance with applicable governmental regulations with exposed sprinkler heads, and (x) the restroom on the 1st floor of the Building and the exterior of the Building shall comply with the ADA (items (i)-(x) are collectively referred to as the "BASE BUILDING"). Additionally, Landlord shall,

at its expense, cause asphalt to be installed to extend the existing parking lot to accommodate a total of 176 parking spaces. If such extension is not completed by the Commencement Date, Basic Rental shall be abated until such extension is completed.

        2. Within 45 days from the date hereof, Tenant shall provide to

Landlord, or its designated agent, for its approval final working drawings,

prepared by an architect that has been approved by Landlord, or Landlord's designated agent (which approval shall not be unreasonably withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this

Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (i) they comply with all applicable governmental laws, codes, rules, and regulations, (ii) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (iii) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to

Tenant). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Landlord and Tenant shall sign the

Working Drawings to evidence their review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish

Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

        3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, or Landlord's designated agent, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and (b)

payment and performance bonds covering the cost of the Work and otherwise reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced. The Work shall be performed in a good

                                      D-1

and workmanlike manner that is free of defects and is in strict conformance with the Working Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay

Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact

Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

        4. Tenant shall bear the entire cost of performing the Work (including,

without limitation, design of the Work and preparation of the Working Drawings,

costs of construction labor and materials, electrical usage during construction,

additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "TOTAL

CONSTRUCTION COSTS") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor,

Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance (hereinafter defined).

        5. Subject to Tenant's compliance with the terms and conditions of this

Exhibit D, Landlord shall provide to Tenant a construction allowance (the

"CONSTRUCTION ALLOWANCE") equal to the lesser of (i) $12.00 per rentable square foot in the Premises, plus up to an additional $40,000.00 for the construction of the 2nd floor restrooms, or (ii) the Total Construction Costs, as adjusted for any approved changes to the Work; however, Tenant shall not become entitled to full credit for the Construction Allowance until the Work has been substantially completed and Tenant has caused to be delivered to Landlord (1)

all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with unconditional lien waivers from such parties, and a consent of the surety to the finished Work (if applicable) and

(2) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work. On or before the 3rd of each month, Tenant shall be entitled to request monthly draws against the Construction Allowance in accordance with the following: (1) Tenant's draw requests shall be limited to one draw per calendar month; (2) all draw requests must be made on AIA Form G702, and must include all documentation supporting the matters reflected in the draw request; (3) Landlord shall be entitled to independently verify the information set forth in such application and related documentation, and may require additional information or documentation from Tenant to the extent reasonable; (4) Landlord shall make payment to Tenant pursuant to any draw request approved by Landlord, which payment shall be made no later than ten (10) days after Landlord's receipt of the fully completed draw request and all supporting documentation; and (5)

Landlord shall be entitled to a ten percent (10%) retainage holdback in connection with any amounts of the Construction Allowance paid to Tenant prior to the substantial completion of the Work.

        6. The phrases "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETE"

shall mean that, (i) the Work has been completed in accordance with the Working

Drawings (ii) all construction debris has been removed from the Premises and the

Premises are clean, (iii) the Premises may reasonably be used and occupied for the Permitted Use, (iv) the progress of the construction of the Work to date is such that final completion of the Work can occur within a reasonable period of time and without undue interference to Tenant's use of the Premises, and (v) a certificate of occupancy shall have been issued for the Premises.

        7. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the

Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Stream Realty Partners,

L.P. a construction management fee of $26,250.00 paid for out the Construction

Allowance.

        8. To the extent not inconsistent with this Exhibit D, Section 8.(a) of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                      D-2

                                    EXHIBIT E

                                     PARKING

        Tenant shall have the use of 176 undesignated vehicular parking spaces in the surface parking lot associated with the Building (the "PARKING

FACILITIES") during the initial Term at no charge and subject to such terms,

conditions and regulations as are from time to time charged or applicable to patrons of the Parking Facilities.

                                      E-1

                                    EXHIBIT F

                                EXTENSION OPTION

        Provided no Event of Default exists and Tenant is occupying the entire

Premises at the time of such election, Tenant may renew this Lease for 2 additional periods of 5 years each on the same terms provided in this Lease

(except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than 12 months before the expiration of the Term.

On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

                (i) The Basic Rental payable for each month during each such extended Term shall be the greater of (A) the prevailing market rental rate for lease renewal transactions, at the commencement of such extended Term, for space of equivalent age, quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account, or (B) the Basic Rental which would otherwise be payable hereunder for the first full calendar month of such extended Term, as adjusted in the manner provided in this Lease;

                (ii) Tenant shall have no further renewal options unless

        expressly granted by Landlord in writing; and

                (iii) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

        Tenant's rights under this Exhibit F shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns its interest in this Lease or sublets more than 50% of the Premises, or

(iii) Tenant fails to timely exercise its option under this Exhibit F, time being of the essence with respect to Tenant's exercise thereof.

                                      F-1

                                   EXHIBIT G

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

PREMISES:            1801 N. GLENVILLE AVE., RICHARDSON, TEXAS (THE "PREMISES")

LANDLORD/BORROWER:   CFH REALTY II/GLENVILLE, L.P., A TEXAS LIMITED PARTNERSHIP

                     ("LANDLORD")

TENANT:              AVANEX CORPORATION, A DELAWARE CORPORATION ("TENANT")

LEASE DATED:         _________,2000 (THE "LEASE")

TENANT'S NOTICE

ADDRESS:             1801 N. GLENVILLE AVE.

                     RICHARDSON, TEXAS 75081

DATE:                ___________, 2000

        __________________________ ("LENDER") has made a loan (the "LOAN") to

Landlord which is secured by a mortgage or deed of trust and security agreement

(the "DEED OF TRUST"), covering the real property described on EXHIBIT "A" and the buildings and improvements located thereon (collectively, the "PROPERTY").

In connection with the making of the Loan, Lender has requested that Tenant complete this Agreement with the appropriate information as it pertains to Lease and to agree to the requirements set forth herein.

        Tenant hereby certifies to and agrees with Lender, as to the following:

                            ACKNOWLEDGMENT OF LEASE

1.      Tenant has accepted possession of the Premises, which contains approximately 43,655 square feet of rentable area, pursuant to the

        Lease. The term of the Lease shall commence 60 days after delivery of the Base Building (as defined in the Lease) and is scheduled to terminate 120 months thereafter.

2.      The minimum monthly rent payable under the Lease is $67,301.46 for months 1 through 60; $71,848.85 for months 61 through 120.

3.      No rent or other sum which is payable under the Lease has been paid by or on behalf of Tenant more than one (1) month in advance.

4.      The Lease is valid and in full force and effect, and, to the best of

        Tenant's knowledge, neither Landlord nor Tenant is in default thereunder.

5.      The Lease has not been assigned, modified, supplemented or amended in any way. Tenant shall not enter into any assignment, modification,

        supplement or amendment to the Lease without the prior written consent of Lender, which consent will not be unreasonably withheld. The Lease constitutes the entire agreement between the parties and there are no other agreements (including any letter agreements) between Landlord and

        Tenant concerning the Premises. Tenant shall not, without obtaining the prior written consent of Lender, which consent will not be unreasonably withheld, (a) prepay any of the rents, additional rents or other sums due under the Lease or more than

                                      G-1

        one (1) month in advance of the due dates thereof, (b) voluntarily surrender the Premises or terminate the Lease without cause, or (c)

        assign the Lease or sublet the Premises other than pursuant to the provisions of the Lease.

                                  SUBORDINATION

6.      The Lease (including, without limitation, all rights to insurance proceeds and condemnation awards, any rights of first refusal, options to purchase, and any other rights granted to Tenant pursuant to the

        Lease) is, and shall at all times continue to be, subject and subordinate in each and every respect, to (a) the Deed of Trust and to any and all liens, security interests, rights and any other interest created thereby and to any and all increases, renewals, modifications,

        extensions, substitutions, replacements and/or consolidations of the

        Deed of Trust and the Loan, and (b) any additional financing of the

        Property or portions thereof provided by Lender and the liens and security interests under the documents evidencing and securing such additional financing, and to any increase therein or supplements thereto.

                                 NON-DISTURBANCE

7.      So long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent, taxes, utility charges or other sums payable by Tenant under the terms of the Lease, or under any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed (beyond the period, if any, specified in the Lease)

        within which Tenant may cure such default (a) Tenant's possession of the

        Premises under the Lease shall not be disturbed or interfered with by

        Lender in the exercise of any of its rights under the Deed of Trust,

        including any foreclosure (or any person, or such person's successors or assigns, who acquire the interest of the Landlord under the Lease through foreclosure action of the Deed of Trust, or upon a transfer of the Property by conveyance in lieu of foreclosure, or otherwise), and

        (b) Lender will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

                                   ATTORNMENT

8.      If, at any time Lender (or any person, or such person's successors or assigns, who acquire the interest of the Landlord under the Lease through foreclosure action of the Deed of Trust, or upon a transfer of the Property by conveyance in lieu of foreclosure, or otherwise) shall succeed to the rights of the Landlord under the Lease as a result of a default under the Lease (beyond the time permitted therein, of any, to cure such default), then (a) the Lease shall not terminate, (b) upon receipt by Tenant of written notice of such succession, Tenant shall attorn to and recognize such person as succeeding to the rights of the

        Landlord under the Lease (herein sometimes called "Successor Landlord",

        upon the terms and conditions of the Lease, and (c) Successor Landlord shall accept such attornment and recognize Tenant as the Successor

        Landlord's tenant under the Lease. Upon such attornment and recognition,

        the Lease shall continue in full force and effect as, or as if it were,

        a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants (including any right under the Lease on the part of the Tenant to extend the term of the Lease) as are set forth in the Lease and which shall be applicable after such attornment and recognition. Notwithstanding anything to the contrary set forth herein,

        Lender or such Successor Landlord shall not be (i) liable for any act or omission of any previous landlord, including the Landlord, (ii) subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any previous landlord, including the Landlord, (iii)

        bound by any payment of rent or additional rent made by the Tenant to any previous landlord (including the Landlord) for more than one (1)

        month in advance, unless the same was paid to and received by Successor

        Landlord (iv) bound by and amendment or modification of the Lease hereafter made without the written consent of Lender, or (v) liable for any deposit that Tenant may have given to any previous landlord

        (including the Landlord) which has not been transferred to the Successor

        Landlord. Further, notwithstanding anything to the contrary set forth herein, the liability of Lender for any obligations under the Lease shall be limited to Lender's interest in the Property. Lender shall not have any liability or responsibility under or pursuant to the terms of the Lease after it ceases to own an interest in or to the Property.

                                      G-2

9.      The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender or any Successor

        Landlord, any instrument or certificate which, in the reasonable judgment of Lender or such Successor Landlord may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Premises on the same terms and conditions as the Lease.

                               HAZARDOUS MATERIALS

10.     Except for common office chemicals in reasonable quantities, Tenant shall neither suffer nor itself manufacture, store, handle, transport,

        dispose of, spill, leak or dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes,

        waste products or substances) on the Premises or on any property in the vicinity of the Premises at any time during the term (including any renewal term) of the Lease and during Tenant's occupancy of the

        Premises.

                                     NOTICE

11.     Tenant hereby acknowledges and agrees that: (a) from and after the date hereof, in the event of any act or omission of Landlord which would give

        Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender and (ii) until the expiration of thirty

        (30) days following such giving of notice to Lender in which time period

        Lender shall be entitled to cure any such act or omissions of Landlord;

        (b) Tenant shall send to Lender all copies of any such default, notice or statement under the Lease at the same time such notice is sent to

        Landlord; and (c) if Lender notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant shall honor such demand and pay its rent and all of the sums due under the Lease directly to Lender or as otherwise required pursuant to such notice.

        All notices and other communications from Tenant to Lender shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, or delivered by an overnight courier,

        addressed to Lender at:

        -------------------------------

        -------------------------------

        -------------------------------

        Attention:

                  ---------------------

        or at such other address as Lender, any successor, purchaser or transferee shall furnish to the Tenant in writing.

        This Agreement is being executed and delivered by Tenant to induce

Lender to make the Loan which is to be secured in part by an assignment to

Lender of Landlord's interest in the Lease and with the intent and understanding that the above statements will be relied upon by Lender. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, and any purchaser or purchasers at foreclosure of the

Property, and their respective heirs, personal representatives, successor and assigns.

                                      G-3

                                        TENANT:

                                        AVANEX CORPORATION,

                                        a Delaware corporation

                                        By:

                                           -------------------------------------

                                           Name:

                                                --------------------------------

                                           Title:

                                                 -------------------------------

                                           Date:

                                                --------------------------------

                                        LENDER:

                                        ----------------------------------------

                                        a

                                          ---------------------------

                                        By:

                                           -------------------------------------

                                           Name:

                                                --------------------------------

                                           Title:

                                                 -------------------------------

                                           Date:

                                                --------------------------------

Landlord is executing this Agreement only for purposes of acknowledging the provisions of paragraph 11.

                                        LANDLORD:

                                        CFH REALTY II/GLENVILLE, L.P.,

                                        a Texas limited partnership

                                        By: CH Realty Investors II GP, LLC,

                                            a Delaware limited liability

                                            company,

                                            General Partner

                                            By: Crow Holdings Managers, L.L.C.,

                                                a Texas limited liability

                                                company,

                                                Manager

                                                By:

                                                   -----------------------------

                                                   Name:

                                                        ------------------------

                                                   Title:

                                                         -----------------------

                                      G-4

STATE OF TEXAS   )

                 )

COUNTY OF DALLAS )

        This instrument was acknowledged before me on __________________, 2000 by ____________________, of Avanex Corporation, a Delaware corporation.

[SEAL]

                                            ------------------------------------

                                            Notary Public, State of Texas

STATE OF  _______ )

                  )

COUNTY OF _______ )

        This instrument was acknowledged before me on _______________________,

2000 by ______________________, ____________________ of ______________________,

a _________________________.

[SEAL]

                                            ------------------------------------

                                            Notary Public, State of Texas

STATE OF TEXAS   )

                 )

COUNTY OF DALLAS )

        This instrument was acknowledged before me on _________________________,

2000 by _____________________, _____________________ of _____________________,

Crow Holdings Managers, L.L.C.,a Texas limited liability company, Manager of CH

Realty Investors II, GP, LLC, a Delaware limited liability company, General

Partner of CFH Realty II/Glenville, L.P., a Texas limited partnership, in the capacity herein stated.

[SEAL]

                                            ------------------------------------

                                            Notary Public, State of Texas

                                      G-5

                                   EXHIBIT A

                                    to SNDA

Tract I

BEING all that certain lot, tract or parcel of land out of the JESSE N. EVERETT

SURVEY, and being known as lot 30A, Block D of the Replat of CENTRAL PARK

ADDITION PHASE II, an addition to the City of Richardson, DALLAS County, Texas,

according to the Revised Map or Plat thereof recorded in Volume 98055, Page

00077, Plat Records, DALLAS County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found in the West right-of-way line of North

Glenville Drive, and being the Southeast corner of Lot 31, Block D, as recorded in Volume 84217, Page 2898, Map Records, DALLAS County, Texas;

THENCE South 01 degrees 17 minutes 29 seconds West, along the West line of said

North Glenville Drive, a distance of 303.59 feet to a 1/2 inch iron rod found for corner;

THENCE South 48 degrees 15 minutes 21 seconds West, a distance of 20.44 feet to a 5/8 inch iron rod set in the North line of International Parkway (60' R.O.W.);

THENCE North 89 degrees 52 minutes 00 seconds West, along said North line of

International Parkway a distance of 34.92 feet to a 5/8 inch iron rod set for the beginning of a curve to the left having a radius of 185.00 feet, a central angle of 43 degrees 02 minutes 40 seconds, and a chord bearing and distance of

South 68 degrees 57 minutes 07 seconds West, 135.74 feet;

THENCE in a Southwesterly direction, along said curve to the left, a distance of 138.98 feet to a 1/2 inch iron rod found for the Northeast corner of Lot 29,

Block D, as recorded in Volume 83213, Page 2489, Deed Records, DALLAS County,

Texas;

THENCE North 42 degrees 35 minutes 59 seconds West along the Northeast line of said Lot 29, a distance of 29.99 feet to a 1/2 inch iron rod found for corner;

THENCE North 60 degrees 27 minutes 38 seconds West, along the Northeast line of said Lot 29, a distance of 250.00 feet to a 1/2 inch iron rod found in the

Southeast line of Lot 14, Block D, as recorded in Volume 79213, Page 4023, Deed

Records, DALLAS County, Texas and lying in a curve to the left having a radius of 2525.00 feet, a central angle of 06 degrees 16 minutes 03 seconds and a chord bearing and distance of North 26 degrees 19 minutes 20 seconds East

276.07 feet;

THENCE in a Northeasterly direction along said curve to the left, and passing at 3.40 feet the Southeast corner of Lot 12, Block D, as recorded in Volume

80176, Page 1980 Deed Records, DALLAS County, Texas, and continuing in all a distance of 276.21 feet to an "X" set on a telephone pedestal, for the

Southeast corner of Lot 1, Block D, as recorded in Volume 83157, Page 1954,

Deed Records, DALLAS County, Texas, and being the Southwest corner of said Lot

31;

THENCE South 66 degrees 28 minutes 20 seconds East, along the South line of said Lot 31, a distance of 64.85 feet to an "X" set for corner;

THENCE South 39 degrees 44 minutes 15 seconds East, along the South line of said Lot 31, a distance of 239.63 feet to the POINT OF BEGINNING and CONTAINING

118.970 sq. ft. 2.73 acres, more or less.

                                      G-6

Tract II

EASEMENT ESTATE as created under that certain Mutual Access Agreement executed by and between MPI #1, LTD., a Texas limited partnership, and MPI #4, LTD., a

Texas limited partnership, dated February 27, 1986, recorded in Volume 86046,

Page 551, Real Property Records, DALLAS County, Texas, in, on, over and across the following described lot, tract or parcel of land:

LOT 31, in Block D of CENTRAL PARK, an Addition to the City of Richardson,

DALLAS County, Texas, according to the REVISED Map or Plat thereof recorded in

Volume 84217, Page 2898, Plat Records, Dallas County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod set in the West right-of-way line of North

Glenville Drive (80' R.O.W.) at the Southeast corner of Lot 8, Block D, of

CENTRAL PARK, an Addition to the City of Richardson, Texas, recorded in Volume

81084, Page 2113, Deed Records, DALLAS County, Texas;

THENCE South 00 degrees 11 minutes 47 seconds West, along the West right-of-way line of said North Glenville Drive, a distance of 369.68 feet to a 5/8 inch iron rod set for corner;

THENCE South 01 degrees 17 minutes 29 seconds West, continuing along the West right-of-way line of said North Glenville Drive, a distance of 81.10 feet to a

1/2 inch iron rod found for the Northeast corner of Lot 30A, Block D of CENTRAL

PARK ADDITION PHASE II as recorded in Volume 98055, Page 00077, Plat Records,

DALLAS County, Texas;

THENCE North 89 degrees 44 minutes 15 seconds West, along the North Line of said Lot 30A, a distance of 239.63 feet to an "X" set for corner;

THENCE North 66 degrees 28 minutes 20 seconds West, along the North line of said

Lot 30A, a distance of 64.85 feet to an "X" set on a telephone pedestal, in a curve to the left having a radius of 2525.00 feet, a central angle of 10 degrees

16 minutes 52 seconds, and a chord bearing and distance of North 18 degrees 06 minutes 38 seconds East, 452.48 feet, said point being the Southeast corner of

Lot 1, Block D, as recorded in Volume 83157, Page 1954, Deed Records, DALLAS

County, Texas, and being the Northeast corner of Lot 12, Block D, as recorded in

Volume 80176, Page 1980, Deed Records, DALLAS County, Texas, and also being the

Northwest corner of said Lot 30A;

THENCE in a Northeasterly direction along said curve to the left, an arc distance of 453.08 feet to a 1/2 inch iron rod set in the South line of said

Lot 8;

THENCE South 77 degrees 14 minutes 42 seconds East, along the South line of said Lot 8, a distance of 20.11 feet to a 5/8 inch iron rod set for corner;

THENCE South 89 degrees 15 minutes 00 seconds East, along the South line of said Lot 8, a distance of 141.92 feet to the POINT OF BEGINNING and CONTAINING

101.923 sq. ft. or 2.34 acres of land, more or less.

                                      G-7

                                                                       EXHIBIT H

                              COMMISSION AGREEMENT

This Commission Agreement (this "Agreement") is entered into effective as of

___________, ____ between CFH REALTY II/GLENVILLE, L.P. ("Owner") the Owner of

1801 N. GLENVILLE DRIVE (the "Project") and THE STAUBACH COMPANY ("Broker") with reference to Broker's efforts in representing AVANEX CORPORATION ("Tenant") for a lease in the Project.

     1. PAYMENT OF COMMISSIONS.

          a. COMMISSION STRUCTURE. If Owner executes a lease for space in the

Project with Tenant, registered by Broker as herein provided, then subject to the terms of this Agreement, Owner shall pay a commission to Broker equal to four and one-half percent (4-1/2%) of the Base Rent (hereafter defined) payable under such lease during its initial term, payable as follows: one-half (1/2)

upon execution of the lease, payment by Tenant of any required security deposit

(and the like) and approval of the lease by the party holding the first lien mortgage indebtedness secured by the Project and one-half (1/2) upon commencement of the term of the lease, occupancy by Tenant of any portion of the leased premises, and upon commencement of payment of Base Rent under the lease.

          b. BASE RENT. For the purposes of this Agreement, "Base Rent" shall mean the aggregate basic rental provided for in the lease in question, but excluding the following: escalations in excess of the initial basic rental;

amortization of or lump sum payment for special leasehold improvements or improvements above building standard finish; additional rentals or expense billings for special tenant services; cancellation or penalty payments for termination rights contained in the lease; late payment charges; utility charges, operating expense charges and other sums designated as "additional rent" under the lease; percentage rentals; parking rentals; rentals for radio,

television, or other antennae systems, and for locations for transmitters,

receivers, and other communication equipment; security deposits; rentals for services or facilities made available to Tenant at locations other than the premises covered by the lease; rentals credited to Tenant by reason of a lease assumption and rent abatements (for the purposes of this exclusion, there shall also be deducted in determining Base Rent any amount paid by Owner in respect of a lease assumption other than by way of credit against Tenant's obligation under the lease); and rentals payable upon continuation of a tenancy on a month-to-month basis after expiration or termination of the lease-term.

Further, if the value of all concessions granted to Tenant exceeds $20.00 per rentable square foot of the area so leased, then such excess, together with interest thereon at ten (10%) percent per annum during the time such concessions are amortized by Owner, shall be deducted in determining the Base

Rent hereunder.

          c. TERMINATION RIGHTS. In determining the length of the initial term of any lease hereunder, there shall be excluded any portion of the lease term as to which Tenant has a cancellation right until such time as such right has lapsed or expired, unless the Lease provides for Tenant to pay unamortized costs upon cancellation.

          d. BROKER EXPENSES. Broker shall be solely responsible for paying all expenses incurred by it in performing its activities with regard to leasing space in the Project.

                                      H-1

      2. LEASE CONDITIONS.

            a. TERM. All leases with respect to which a commission is to be payable under this Agreement shall have a term of not less than three (3) nor more than fifteen (15) years.

            b. FORM. All leases shall be on Owner's standard form of lease with reasonable modifications thereto.

      3. REGISTRATION PROCEDURE.

            a. INITIAL REGISTRATION. Broker has registered Tenant with Owner.

            b. EFFECTIVENESS OF REGISTRATION. Registrations hereunder shall remain in effect only so long as there is active and substantial progress towards consummating a lease as evidenced by meetings and exchange of substantive correspondence between Owner, Broker and Tenant. If a period of thirty (30) days elapses within which no meetings or lease negotiations occur, a registration shall automatically terminate. Notwithstanding the foregoing,

Tenant may cancel the registration at any time by notifying Owner. Broker undertakes responsibility for the status of negotiations and of registration hereunder, and agrees that Owner shall have no obligation to inform Broker of the termination of any registration or the registration of Tenant by another broker.

            c. DUPLICATE REGISTRATIONS. If for any reason whatsoever more than one registration is alleged to be in effect for Tenant, Owner shall nevertheless be obligated to pay only a single commission in respect of a lease with Tenant,

and Owner's obligation shall not exceed that payable if only one registration were in effect.

      4. GENERAL MATTERS.

            a. NATURE OF OBLIGATIONS. The obligations of Owner and Broker hereunder are contractual obligations between them only, and Broker acknowledges and agrees that it has no rights, liens, or claims of any nature against the

Project or any other party having an interest in or lien secured by the Project.

Recourse against Owner hereunder shall be limited to proceeding against Owner's interest in the Project or the proceeds of disposition of the Project.

            b. SUCCESSORS AND ASSIGNS. Broker may not assign its rights hereunder without the express written consent of Owner. Should Owner sell the

Project to a third party (a "Project Buyer"), then Owner shall be relieved of any further obligations hereunder, so long as the Project Buyer or assignee assumes payment to Broker of all Commissions which are now or hereafter earned hereunder but not yet paid, or the Owner shall remain liable for all terms and conditions of this Agreement unless and until the purchaser or assignee(s)

assumes all obligations contained herein.

            c. APPLICATION OF PAYMENTS. Broker represents that no portion of any commission payable hereunder shall be directly or indirectly remitted or paid to Tenant. Any breach of the provisions of this Section 4.c. shall relieve

Owner of all obligations under this Agreement, and Broker shall repay to Owner all commissions theretofore paid to Broker by Owner hereunder.

            d. PAYMENT FROM OTHER SOURCES. Broker represents that it will not contract for or receive any payment from any space planner, interior decorator,

contractor, or other party with reference to any lease in the Project unless the same is disclosed in writing to Owner and Tenant.

                                      H-2

Any breach of the provisions of this Section 4.d. shall relieve Owner of all obligations under this Agreement, and Broker shall repay to Owner all commissions theretofore paid to Broker by Owner hereunder.

     e. BROKER REPRESENTATION. Broker represents that is duly licensed as a real estate broker under the laws of the State of Texas.

     f. Owner's Interest. Broker shall look solely to Owner's interest in the

Project for the recovery of any judgement against Owner for failure to perform under this Agreement, and Owner (and its partners, shareholders and agents)

shall not be personally liable for any such judgement therefore.

     g. CONFIDENTIALITY. Broker shall not, at any time either during or subsequent to the negotiations of a lease between Owner and Tenant, disclose to any person or entity (including any other prospective tenant or client of

Broker) any of the contents of the negotiations between Owner and Tenant or, if a lease is entered into between Owner and Tenant, any terms of the lease.

     OWNER:                                  BROKER:

     CFH REALTY II/GLENVILLE L.P.            THE STAUBACH COMPANY

     By:

    --------------------------

     By: /s/ CAROL KREDITOR                  By:

         --------------------------              --------------------------

     By: Carol Kreditor                      Its: Sr. Vice President

         VICE PRESIDENT                          --------------------------

         --------------------------

                                      H-3

                                   EXHIBIT A

This Exhibit "A" is attached to and made a part of, and supplements, the

Commission Agreement (the "Agreement") dated ____________ , _____ between as

Owner and as Broker.

     SECTION 1. PAYMENT OF COMMISSIONS ON RENEWALS OR EXPANSIONS. Commissions

shall be payable to Broker in connection with renewals of lease terms or leasing of additional space (expansions) in accordance with the terms of this Agreement.

If an additional commission is earned as herein provided, the commission structure shall be as follows:

          a. RENEWALS. Four and one-half percent (4-1/2%) of the aggregate Base

Rent payable during the renewal term, payable when Tenant accepts occupancy of the space covered by the renewal and Owner receives the initial payment of Base

Rent as to the renewal term:

          b. EXPANSIONS. Four and one-half percent (4-1/2%) of the aggregate

Base Rent payable to Owner in respect of the additional space leased, payable when Tenant accepts the space in question and Owner receives the initial payment of Base Rent with regard thereto.

          SECTION 2. CONDITIONS PRECEDENT TO PAYMENT OF ADDITIONAL COMMISSIONS.

Broker shall be entitled to receive a commission as to renewals or expansions as herein provided if (i) Broker is actively involved in representing Tenant in connection with the negotiation of the renewal or expansion in question (whether or not there are options or rights therefor in the original lease agreement with

Tenant), and (ii) Tenant provides Owner with a letter (prior to the exchange of any proposals or similar correspondence between Owner and Tenant) specifically stating that it has authorized Broker as its representative and acknowledging payment by Owner of a commission to Broker in accordance with the terms hereof.

Owner shall in good faith determine whether or not Broker is so involved, based upon attendance at meetings and active substantial participation in negotiations. If Tenant directly negotiates a renewal or expansion right or exercises an option provided for in its lease without the involvement of Broker,

then no additional commissions shall be payable.

     SECTION 3. LIMITATION ON TOTAL COMMISSION. Notwithstanding anything herein or in the Agreement to the contrary, no commission shall be due as to the portion of any lease term that exceeds fifteen (15) years, including the initial primary term and any and all renewal terms.

                   INITIALED FOR IDENTIFICATION

                   OWNER  /s/ [INITIALS]

                          ------------------------

                   BROKER /s/ [INITIALS]

                          ------------------------

                                      H-4